UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2022

NORTHWEST PIPE COMPANY
(Exact name of registrant as specified in its charter)

Oregon	0-27140	93-0557988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 NE Park Plaza Drive, Suite 100
Vancouver, WA 98684
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: 360‑397‑6250

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NWPX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01.	OTHER EVENTS

In a Current Report on Form 8‑K (the “Original Report”) filed by Northwest Pipe Company (the “Company”) with the Securities and Exchange Commission on June 23, 2022, the Company disclosed that, in accordance with the Company’s Corporate Governance Principles and as a result of having received a greater number of votes “withheld” from his election as a director than votes “for” such election, Michael Franson tendered his resignation from the Board of Directors (the “Board”) to the Company, conditional upon the Board accepting such resignation.

On June 23, 2022, the Board, upon recommendation of the Nominating and Governance Committee (“Nominating Committee”), determined not to accept Mr. Franson’s resignation. In considering whether to accept or reject Mr. Franson’s resignation, the Board took into account various factors including Mr. Franson’s valuable contributions to the Board, and the Company as a whole, as well as the important role he is expected to fulfill for the future of the Board of Directors. Mr. Franson serves as the Company’s Lead Director and Compensation Committee Chair, and he has significant management, finance, and investment banking expertise. Mr. Franson’s background includes substantial experience in financial analysis, financial advisory services, and merger and acquisition transactions which has been instrumental to the Company as it recently completed two transformative acquisitions: Park Environmental Equipment, LLC (ParkUSA) on October 5, 2021 and Geneva Pipe and Precast Company (Geneva) on January 31, 2020. The Board also considered the overall composition of the Board and Mr. Franson’s attendance at and contributions during Board meetings. Mr. Franson has been a director of the Company since August 2016 and previously served on the Board from 2001 until 2005, and again from 2007 until 2014.

The Board also noted what it believed to be the reason for the results of Mr. Franson’s election, which as discussed in the Original Report, the Board believes was substantially due to a report issued by ISS Proxy Advisory Services Committee (“ISS”) which recommended votes be “withheld” for Mr. Franson because of the lack of racial or ethnic diversity on the Board, and not as a result of Mr. Franson’s individual performance. The Nominating Committee and the Board considered the influence that the ISS recommendation had on the election results, especially since multiple U.S. institutional investors as a matter of policy or structure follow or are heavily influenced by ISS recommendations. Ultimately, after consideration of all of these factors, it was unanimously determined that it would not be in the best interests of the Company and its shareholders to accept Mr. Franson’s resignation. Accordingly, Mr. Franson will continue to serve as a member of the Board, including all previous committee appointments.

Notwithstanding the above, the Board is dedicated to enhancing the racial and ethnic diversity of its members and will continue to take this important matter into consideration as it evaluates potential new additions to the Board. The Board continues to support equal opportunity at the Company including specifically for recruiting highly qualified individuals for its Board positions. In this way, among others, the Board continuously seeks to address investor expectations and reflect developments in governance practices, as indicated by the recent formation of the Board’s Environmental and Social Governance Committee.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on June 29, 2022.

NORTHWEST PIPE COMPANY
(Registrant)

By	/s/ Aaron Wilkins
Aaron Wilkins Senior Vice President, Chief Financial Officer, and Corporate Secretary